                                                                    EXHIBIT 99.2


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 of the Quarterly Report on Form 10-Q/A of Nabors Industries Ltd. (the "Company") for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Eugene M. Isenberg, as Chief Executive Officer of the Company, and Bruce P. Koch, as Vice President - Finance (the chief financial officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  /s/ EUGENE M. ISENBERG
-----------------------------------------------------------
Name: Eugene M. Isenberg
Title:   Chairman & Chief Executive Officer
Date:   October 10, 2002

  /s/ BRUCE P. KOCH
-----------------------------------------------------------
Name: Bruce P. Koch
Title:   Vice President - Finance (Chief Financial Officer)
Date:   October 10, 2002

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.